UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2007

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 2, 2007, at a regular meeting of the Board of Directors of AGL Resources Inc. (the “Board”), the Board, based on a recommendation by its Nominating and Corporate Governance Committee, approved changes to the structure and membership of its committees. Effective May 2, 2007, the Board combined the Environmental and Corporate Responsibility Committee with the Nominating and Corporate Governance Committee and the Corporate Development Committee with the Finance and Risk Management Committee.

The matters formerly assigned to the Corporate Development Committee, including oversight of management’s efforts to identify and evaluate corporate development opportunities, are now assigned to the Finance and Risk Management Committee in addition to that committee’s previous areas of oversight. The employee and supplier diversity matters formerly overseen by the Environmental and Corporate Responsibility Committee are now assigned to the Compensation and Management Development Committee in addition to that committee’s previous areas of oversight. All other matters formerly assigned to the Environmental and Corporate Responsibility Committee, including review of the Company’s policies, programs and practices regarding environmental protection, are now assigned to the Nominating, Governance and Corporate Responsibility Committee in addition to the matters previously overseen by the Nominating and Corporate Governance Committee.

The new committee structure and member assignments are as follows:

Audit	Compensation and Management Development	Executive	Finance and Risk Management	Nominating, Governance and Corporate Responsibility

Wolf, Chair	Johnson, Chair	Riddle, Chair	Rubright, Chair	Ward, Chair
Durham	Bell	Johnson	Bell	Knox
Love	Durham	Rubright	Crisp	Love
McTier	Crisp	Ward	Johnson	McTier
O’Hare	Rubright	Wolf	Knox	O’Hare
Ward	Whyte		Riddle	Riddle
Whyte			Somerhalder	Wolf

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: May 4, 2007	/s/ Paul R. Shlanta
Executive Vice President, General Counsel and Chief Ethics and Compliance Officer